Exhibit 16.1
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                          (Sherb & Co., LLP Letterhead)
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June 2, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

         We have read the statements made by Exus Global, Inc. which was provided to us on June 2, 2004 (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 24, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ Sherb & Co., LLP
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   Sherb & Co., LLP